U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
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                                 January 2, 2002
                Date of Report (Date of earliest event reported)


                           DIGITALREACH HOLDINGS, INC.
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                 (Name of Small Business Issuer in its charter)


            Florida                                              52-2262373
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(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)



11845 West Olympic Boulevard, Suite 1140
     Los Angeles, California                                       90064
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(Address of principal executive offices)                         (Zip code)

Registrant's telephone number, including area code:  (310) 477-7395

                                (Not applicable.)
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          (Former name or former address, if changed since last report)


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Item 5. Other Events.

SHARE DISTRIBUTION RESCISSION

         On January 2, 2002, the Board of Directors of DigitalReach Holdings, Inc. ("Company"), by and through written consent, voted to rescind the previously approved share distribution. On November 6, 2001, the Company filed a Form 8-K wherein the following was stated:

         "The Company, by unanimous written consent of its Board of Directors dated November 5, 2001, has approved the distribution of one (1) share of its wholly-owned subsidiary, DigitalReach International, Inc., to each Company stockholder on record as of September 30, 2001. The distribution shall take effect no later than November 30, 2001. As a result of the distribution, all Company shareholders of record on September 30, 2001 will become shareholders of the subsidiary."

         However, due to unforeseen financial circumstances and upon the advice of consultants, the Company is unable to fulfill the distribution. The Board wishes to apologize for any inconvenience this may have caused.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2002                          DIGITALREACH HOLDINGS, INC.


                                               By: /s/ Chris Albornoz
                                                   -----------------------------
                                                   Chris Albornoz
                                                   President and Chief Executive
                                                   Officer


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